UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2010

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7620

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 3.02                      Unregistered Sales of Equity Securities.

On April 20, 2010 China Armco Metals, Inc. ("we", "us", or "our") entered into a Securities Purchase Agreement with nine accredited and institutional investors for the sale of 1,538,464 shares of our common stock at an offering price of $6.50 per share resulting in gross proceeds to us of $10,000,016.  At closing we will also issue the purchasers five year common stock purchase warrants to purchase an additional 1,538,464 shares of our common stock at an exercise price of $7.50 per share.  The warrants are exercisable commencing 181 days following issuance.  The private offering, which is being made under an exemption from the registration requirements of the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act and Rule 506 of Regulation D, is expected to close on or before April 26, 2010.  At closing, we will pay Rodman & Renshaw, LLC, a FINRA member firm that served as placement agent for us in the offering, a fee of $500,000 as compensation for their services and issue the firm five-year common stock purchase warrants exercisable for 76,923 shares of our common stock at an exercise price of $7.50 per share which are exercisable commencing 181 days following issuance, as well as a $15,000 non-accountable expense allowance to one of the investors in the offering.  We intend to use the net proceeds from this offering for working capital.

Under the terms of the Securities Purchase Agreement we agreed that until:

•
the registration statement described below covering the resale of the shares issued and sold in the offering, including the shares underlying the warrants, is effective and at any time thereafter that it should cease to be effective, that we will not file any other registration statements with the Securities and Exchange Commission, other than a primary shelf registration statement on Form S-3,

•
30 trading days after the effective date of the registration statement we will not offer or sell by any means any capital stock or other security of our company that is directly or indirectly convertible into, exercisable or exchangeable for, any capital stock or other security of our company and our subsidiaries,

•	all of the securities purchased in the offering have been resold by the purchasers that we will not enter into any agreement to issue or sell a variable rate securities, and

•
the earlier of six months after the effective date of the registration statement or nine months from the closing date, purchasers in the offering have the right to participate in any subsequent offerings we should undertake upon the same terms and conditions as other investors in that subsequent offering.

The number of shares issuable upon the exercise of the warrants and the exercise price are subject to proportional adjustment in the event of stock splits, stock dividends, recapitalization and similar corporate events.  The warrants to be issued and sold in the offering are exercisable on a cashless basis if at any time after the six month anniversary of the closing date of the offering that there is not an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants.  The warrants are not exercisable by the holders if upon the exercise the holder and its affiliates would own in excess of 4.9% of our outstanding common stock.  The warrants to be issued to Rodman and Renshaw, LLC are identical to the warrants to be issued to the purchasers.

We have also entered into a Registration Rights Agreement with the purchasers in the offering.  Under the terms of this agreement, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares issued and sold in the offering, including the shares underlying the warrants, by June 1, 2010.  If we fail to timely file the registration statement, or if the registration statement is not declared effective within 90 days from filing (which will be extended to 120 days if the registration statement is reviewed by the SEC), then we will be obligated to pay the purchasers liquidated damages in an amount equal to 1.5% of the purchase price as well as an additional 1.5% for every 30 days thereafter that we fail to meet these deadlines, with a maximum of 9% of the purchase price.  We are also obligated to pay these liquidated damages in the event we fail to keep the registration statement effective until all the registrable securities are sold or if we fail to maintain current public information about our company.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreement, warrant and Registration Rights Agreement, copies of the forms of which are included as Exhibits 10.20, 4.2 and 10.21, respectively, are qualified in their entirety by references to the full text of these agreement.

Item 7.01                      Regulation FD Disclosure.

On April 21, 2010 we issued a press release announcing the private offering described in Items 1.01 and 3.02 above.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of China Armco Metals, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

4.2	Form of $7.50 warrant

10.20	Form of Securities Purchase Agreement

10.21	Form of Registration Rights Agreement

99.1	Press release dated April 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: April 21, 2010	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board